Exhibit 23

Consent of Independent Registered Public Accounting Firm

Southern California Edison Company Benefits Committee
Edison 401(k) Savings Plan
Rosemead, California
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-162989) of Edison International of our report dated June 28, 2017, relating to the financial statements and supplemental schedule of Edison 401(k) Savings Plan which appear in this Form 11-K for the year ended December 31, 2016.

/s/ BDO USA, LLP

Costa Mesa, California

June 28, 2017